Exhibit 10.3

AMENDMENT

dated as of May 1, 2026

TO THE MASTER REPURCHASE AGREEMENT

between

MORGAN STANLEY BANK, N.A.

(“Morgan Stanley”)

and

EACH OF THE ENTITIES LISTED ON EXHIBIT I, SEVERALLY AND NOT JOINTLY

(each, a “Counterparty”)

WHEREAS the parties have previously entered into that certain Master Repurchase Agreement, dated as of September 29, 2015 as amended or supplemented from time to time (“the “Agreement”)) and the parties have agreed to further amend the Agreement in accordance with the terms of this amendment (“Amendment”).

NOW THEREFORE, in consideration of the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Amendment of the Agreement

As used in the Agreement (including any Confirmation relating thereto), as amended by this Amendment, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereof”, “hereto” and other words of similar import, shall mean the Agreement as amended hereby, unless the context otherwise specifically requires. Upon execution of this Amendment by both parties, the Agreement shall be and hereby is amended as follows:

(a)	Exhibit I of the Agreement is deleted in its entirety and replaced with the attached with the purpose of adding AB Commercial Real Estate Private Debt Fund, LLC (the “Counterparty”) to Exhibit I.

(b)

With regards solely to the Counterparty, (A) Paragraph 11 of the Agreement is amended by deleting the word “or” before the word “(vii)” and inserting after the word “hereunder” in the penultimate line thereof the words “; (viii) Counterparty experiences a Performance Net Asset Value Decline (as defined in the Agreement); (ix) Counterparty experiences a Liquidity Floor Decline (as defined herein below); (x) Counterparty’s Leverage Ratio (as defined herein below) exceeds 4:1 or (ix) Counterparty fails to deliver any document by the time specified under this Agreement to Deliver Documents, (B) Paragraph 2(k) of Annex I to the Agreement shall not apply, (C) the definition of “Net Asset Value” in Annex I to the Agreement shall be revised to mean “an amount in USD equal to the total assets of Counterparty minus the total liabilities of Counterparty, calculated in accordance with GAAP”, (D) the definition of “Performance Net Asset Value Decline” in Annex Ito the Agreement shall be revised by deleting subclause (1) related to monthly calculation of Performance Net Asset Value in its entirety and renumbering the remaining subclauses accordingly, and (E) the “Agreement to Deliver Documents” provision in Paragraph 2(i) subclause (ii) of Annex I to the Agreement is hereby deleted in its entirety and replaced with the following:

“(ii)

For the first three quarters of each calendar year, a certificate or report of a responsible officer of Counterparty stating the Performance Net Asset Value, as of the last day of the most recently ended calendar quarter; within 60 Local Business Days after the end of each such calendar month and (ii) for the last quarter of each calendar year, a certificate or report of a responsible officer of Counterparty stating the Performance Net Asset Value, as of the last day of such ended calendar quarter; within 90 Local Business Days after the end of each such calendar month.”

(c) Paragraph 3 of the Annex I of the Agreement shall be amended to add following new definitions:

“Liquidity Floor Decline” means, if, as of any date of determination, the Liquidity of the Counterparty, including cash, cash equivalents and remaining commitments is less than USD 15 million. For the purposes of the foregoing, Morgan Stanley shall be the sole affected party and all Transactions shall be affected transactions.

“Liquidity” means, as of any date, (i) the amount of cash and the market value of cash equivalents (including United States Treasury and money market securities) of the Counterparty, plus (ii) Counterparty’s Remaining Commitment from its direct or indirect investors.

“Remaining Commitment” means the aggregate of the Unfunded Capital Commitments of all Members that are available to be called, as defined in the Second Amended and Restated Limited Liability Company Operating Agreement of AB Commercial Real Estate Private Debt Fund, LLC of June 20, 2022, and as amended from time to time.

“Leverage Ratio” means, as of any date of determination, the ratio of Total Indebtedness to Net Worth.

“Net Worth” means Net Asset Value plus remaining capital.

“Total Indebtedness” shall mean, as of any date of determination, the aggregate indebtedness of the Counterparty plus the proportionate share of all indebtedness of all non-consolidated subsidiaries of the Counterparty as of such date.

“specified dollar amount” as used in Subparagraph 4(e) with respect to Margin Deficit and Margin Excess, shall mean USD 250,000.

(d) Paragraph 2 of Annex I of the Agreement shall be amended by adding the following new subparagraphs:

“(p)

Cash Margin. The parties agree that, on any day, if either party transfers cash margin to the other party pursuant to Paragraph 4 of the Agreement, the receiving party shall pay interest to the transferring party on the amount of such cash margin at a rate equal to SOFR, which interest shall be payable monthly in arrears at such times and in such manner that are is agreed to between the parties. For the purposes herein, “SOFR” means the daily Secured Overnight Financing Rate as provided by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on its website, as published on the prior Business Day, or such other source as agreed by the parties.

(q)

Margin Maintenance. Subparagraph 4(a) is amended by deleting the words “additional Securities reasonably acceptable to Buyer” and replacing it with “United States Treasuries”. For the avoidance of doubt the definition of “Additional Purchased Securities” is cash or United States Treasuries

For the purposes of Paragraph 4 of the Agreement, “cash” shall mean United States Dollars

(r)

U.S. Resolution Stay. The parties agree that (i) to the extent that prior to the date hereof the parties hereto have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Agreement, and for such purposes this Agreement shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as Regulated Entity or Adhering Party as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the `Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Agreement and for such purposes each party shall be deemed to have the same status as “Covered Entity”, “Counterparty Entity” or “Client Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” or the “Agency Version of Omnibus Agreement (for use with U.S. G-SIBs)”, as applicable, published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Agreement, and for such purposes this Agreement shall be deemed a “Covered Agreement,” MS shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity” (or “Client Entity” for the Agency version, as applicable). In the event that, after the date of this Agreement, all parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this section. In the event of any inconsistencies between this Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Agreement” include any related credit enhancements entered into between the parties, directly or indirectly through an agent, or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, as applicable, with all references to MS replaced by references to the covered affiliate support provider.

“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81-8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.”

2.	Representations

Each party represents to the other party that all representations contained in the Agreement, as amended, are true and accurate as of the date of this Amendment and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.

3.	Miscellaneous

(a)	Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings specified for such terms in the Agreement.

(b)

Entire Agreement. This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings (except as otherwise provided herein) with respect thereto.

(c)	Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission) each of which will be deemed an original.

(d)

Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment(e) Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

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IN WITNESS WHEREOF, the parties have executed this Amendment on the respective dates specified below with effect from the date first set forth above.

MORGAN STANLEY BANK, N.A.		EACH OF THE ENTITIES LISTED ON EXHIBIT I, SEVERALLY AND NOT JOINTLY

By:	/s/ Juliana Chu	By:	/s/ Kristen Pennington
	Name: Juliana Chu		Name: Kristen Pennington
	Title: Authorized Signatory		Title: Authorized Signatory
	Date: May 6, 2026		Date: May 1, 2026